UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2010

FLEETWOOD ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-7699 (Commission File No.)	95-1948322 (IRS Employer Identification No.)

3125 Myers Street, Riverside, California 92503-5527

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (951) 351-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03                                             Bankruptcy or Receivership.

(b) As previously disclosed, on March 10, 2009, Fleetwood Enterprises, Inc. (the “Company”) and certain of its direct and indirect subsidiaries (collectively with the Company, the “Debtors”) filed voluntary petitions for reorganization relief under the provisions of chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Central District of California, Riverside Division (the “Court”).  The Debtors’ bankruptcy cases have been jointly administered under Case Number 09-14254-MJ.

Also as previously disclosed, on August 6, 2010 the Court entered an order (the “Confirmation Order”) confirming the Fourth Amended Joint Plan of Liquidation of the Debtors and the Official Committee of Creditors Holding Unsecured Claims, dated August 5, 2010 (the “Plan”).  On August 23, 2010, the conditions precedent to the effectiveness of the Plan were satisfied or waived.  As a result, the Plan became effective as of August 23, 2010 (the “Effective Date”).

Item 3.03                                             Material Modification to Rights of Security Holders.

Pursuant to the Plan, all equity interests in the Company (including outstanding shares of common stock, options, warrants or contractual or other rights to acquire any equity interests of the Company) were cancelled and extinguished on the Effective Date.  Under the Plan, holders of equity interests of the Company will not be entitled to, and will not receive or retain, any property or interest in exchange for such cancelled equity interests.

Item 5.02                                             Departure of Certain Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Plan, each of the executive officers and members of the board of directors of the Company resigned as of the Effective Date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date: August 23, 2010	BY:	/s/ Andrew M. Griffiths
Andrew M. Griffiths Senior Vice President and Chief Financial Officer